Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, May 5, 2020	INVESTOR RELATIONS CONTACT: Alanna James - (808) 835-3700 Investor.Relations@HawaiianAir.com MEDIA RELATIONS CONTACT: Alex Da Silva - (808) 835-3712 News@HawaiianAir.com

Hawaiian Holdings Reports 2020 First Quarter Financial Results

HONOLULU — May 5, 2020 — Hawaiian Holdings, Inc. (NASDAQ: HA) (the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the first quarter of 2020.

First Quarter 2020 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	($144.4M)	($180.7M)	($34.0M)	($66.6M)
Diluted EPS	($3.14)	($3.89)	($0.74)	($1.41)
Pre-tax Margin	(31.3)%	(38.8) pts.	(8.0)%	(14.7) pts.

“The first quarter of 2020 brought dramatic change to the global aviation industry as COVID-19 spread across the globe. Our first quarter results reflect the sharp drop in demand experienced initially on our South Korea and Japan routes in February, and across our entire network in March,” said Peter Ingram, Hawaiian Airlines President and CEO. "With such profound changes to our business, our focus has pivoted to sustaining a limited operation, enhancing liquidity, preserving cash and preparing for a new reality as we begin to emerge from the pandemic in the weeks ahead. Through all of these challenges I have never been prouder of my 7,500 colleagues who reflect our values everyday as they care for our guests and the communities we serve and live in."

Liquidity and Capital Resources

As of March 31, 2020, the Company had:

•	Unrestricted cash, cash equivalents and short-term investments of $815 million

•	Outstanding debt and finance lease obligations of $976 million

•	Air traffic liability of $624 million

First Quarter 2020

In light of the significant drop in air travel demand due to government travel restrictions, stay-at-home orders and consumer fear of travel due to the COVID-19 pandemic, the Company suspended its service to South Korea in late February, suspended its service to Australia and New Zealand in mid-March and then reduced its schedule by 95 percent in the last week of March due to the State of Hawaii's mandate for 14-day self-quarantine for all incoming and neighbor island travelers.

In addition to service suspension and schedule reduction, the Company has taken, and will continue to take, actions to minimize cash outflow in an effort to mitigate the effects of declining demand, including, but not limited to:

•	Suspending dividend payments on, and the repurchase of, its common stock

•	Instituting a hiring freeze across the Company, except for operationally critical and essential positions

•	Deferring non-critical capital expenditures

•	Instituting voluntary unpaid leave programs

•	Reducing executive pay by 10% - 50%

•	Reducing other discretionary spending, including contractor and vendor spend

•	Negotiating payment deferrals with key vendors

To increase liquidity, the Company fully drew down $235 million from its revolving credit facility in March. In addition, the Company:

•	Applied for and received funding under the Coronavirus Aid, Relief, and Economic Security Act ("the CARES Act") Payroll Support Program, with an initial tranche of $146.2 million received in April

•	Applied for the CARES Act Economic Relief Program

•	Continues to pursue additional financing to be secured by the Company's unencumbered assets

Second Quarter 2020

Due to the uncertain timing of the relaxation of travel and quarantine restrictions, the Company is unable to provide detailed guidance related to capacity expectations for the quarter ending June 30, 2020. April 2020 capacity, in terms of available seat miles (ASMs), is expected to be approximately 94% below the capacity flown in April 2019, and the Company expects May 2020 capacity to decrease 91% compared to the same period last year. As a significant portion of the Company's costs are fixed, operating expenses are not expected to decline at the same pace as the capacity decline.

COVID-19 Response - Guest Experience and Community Relations

In response to the COVID-19 pandemic, the Company has enhanced cleaning procedures and will be revising processes in an effort to ensure aircraft and airport spaces are safe and clean. These procedures are in line with current recommendations from leading public health authorities and include:

•	Performing aircraft cleaning between flights and overnight, as well as periodic disinfection cleaning, and investing in electrostatic cleaning equipment for regular sanitization of all aircraft

•	Frequent cleaning and disinfecting of counters and self-service check-in kiosks

•	Partnering with the State of Hawai'i Department of Transportation to ensure hand sanitizers are readily available for guests at airports statewide

•	Requiring guest facing employees and guests to wear a face mask or covering, with guests required to keep them on from check-in to deplaning

•	Modifying the boarding process and manually assigning seats to increase personal space

•	Changing in-flight service to eliminate hot towel service and beverage refills in both supplied cups and personal bottles

The Company, along with its employees, has also taken measures to support the community through the COVID-19 pandemic, which include:

•	Partnering with a Hawai'i non-profit organization to charter a flight to Shenzhen, China to transport 1.6 million face masks, to be distributed across the state of Hawai'i

•	Offering complimentary neighbor island transportation for medical professionals in April and May

•	Providing complimentary transportation of food and household items from O'ahu to both Moloka'i and Lana'i

•	Volunteering to support local non-profits addressing the COVID-19 pandemic, from company-wide efforts to individual employee initiatives

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

The Company will discontinue releasing monthly traffic statistics beginning with the month of April 2020. Similar to other U.S. carriers, the Company's monthly traffic statistics may be found in the U.S. Department of Transportation reporting per its reporting schedule.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (May 5, 2020) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may access and listen to the live audio webcast on the investor relations section of the Company’s website at HawaiianAirlines.com. For those who are not available for the live webcast, a replay of the webcast will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s response to developments related to the COVID-19 pandemic; the Company's efforts to minimize cash outflow and increase liquidity; expectations regarding available seat miles for the months of April and May 2020 and the Company's operating expenses; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the continuing and developing effects of the spread of COVID-19 on the Company's business operations and financial condition; whether the Company's cost-cutting plans related to the COVID-19 pandemic will be effective or sufficient; the duration of government-mandated and other restrictions on travel; the full effect that the quarantine, restrictions on travel and other measures to limit the spread of COVID-19 will have on demand for air travel in the markets in which the Company operates; fluctuations and the extent of declining demand for air transportation in the markets in which the Company operates; the Company's dependence on the tourism industry; the Company's ability to generate sufficient cash and manage its available cash; the Company’s ability to accurately forecast economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; labor negotiations; regulatory determinations and related developments; competitive pressures, including the impact of industry capacity between North America and Hawai‘i and interisland; changes in the Company's future capital needs; and foreign currency exchange rate fluctuations.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
	(in thousands, except per share data)
Operating Revenue:
Passenger	$503,469	$601,304	(16.3)%
Other	55,675	55,447	0.4%
Total	559,144	656,751	(14.9)%
Operating Expenses:
Wages and benefits	188,254	175,065	7.5%
Aircraft fuel, including taxes and delivery	113,478	126,104	(10.0)%
Maintenance, materials and repairs	60,409	63,045	(4.2)%
Aircraft and passenger servicing	38,283	38,900	(1.6)%
Depreciation and amortization	39,449	38,151	3.4%
Commissions and other selling	26,716	30,836	(13.4)%
Aircraft rent	27,004	30,396	(11.2)%
Other rentals and landing fees	29,766	31,046	(4.1)%
Purchased services	34,241	32,453	5.5%
Special items	126,904	—	—%
Other	42,736	38,079	12.2%
Total	727,240	604,075	20.4%
Operating Income (Loss)	(168,096)	52,676	(419.1)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(6,795)	(7,530)
Interest income	3,020	2,983
Capitalized interest	831	1,285
Gains (losses) on fuel derivatives	(6,452)	570
Other, net	2,304	(1,025)
Total	(7,092)	(3,717)
Income (Loss) Before Income Taxes	(175,188)	48,959
Income tax expense (benefit)	(30,816)	12,601
Net Income (Loss)	$(144,372)	$36,358
Net Income (Loss) Per Share
Basic	$(3.14)	$0.75
Diluted	$(3.14)	$0.75
Weighted Average Number of Common Stock Shares Outstanding:
Basic	45,967	48,392
Diluted	45,967	48,429

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended March 31,
	2020		2019		% Change
	(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,360		2,821		(16.3)%
Revenue passenger miles (RPM)	3,711,474		4,127,729		(10.1)%
Available seat miles (ASM)	4,974,971		4,850,723		2.6%
Passenger revenue per RPM (Yield)	13.57	¢	14.57	¢	(6.9)%
Passenger load factor (RPM/ASM)	74.6%		85.1%		(10.5) pts.
Passenger revenue per ASM (PRASM)	10.12	¢	12.40	¢	(18.4)%
Total Operations (a) :
Revenue passengers flown	2,362		2,823		(16.3)%
Revenue passenger miles (RPM)	3,714,773		4,128,485		(10.0)%
Available seat miles (ASM)	4,979,529		4,851,921		2.6%
Operating revenue per ASM (RASM)	11.23	¢	13.54	¢	(17.1)%
Operating cost per ASM (CASM)	14.60	¢	12.45	¢	17.3%
CASM excluding aircraft fuel and non-recurring items (b)	9.78	¢	9.87	¢	(0.9)%
Aircraft fuel expense per ASM (c)	2.27	¢	2.60	¢	(12.7)%
Revenue block hours operated	52,860		51,627		2.4%
Gallons of jet fuel consumed	63,822		64,521		(1.1)%
Average cost per gallon of jet fuel (actual) (c)	$1.78		$1.95		(8.7)%
Economic fuel cost per gallon (c)(d)	$1.83		$2.00		(8.5)%

(a)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(b)	See Table 4 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel and non-recurring items.

(c)	Includes applicable taxes and fees.

(d)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended March 31,
	2020	2019	% Change
	(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$113,478	$126,104	(10.0)%
Realized losses on settlement of fuel derivative contracts	3,086	2,844	8.5%
Economic fuel expense	$116,564	$128,948	(9.6)%
Fuel gallons consumed	63,822	64,521	(1.1)%
Economic fuel costs per gallon	$1.83	$2.00	(8.5)%

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM, EBITDAR, and pre-tax margin. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis.  The adjustments are described below:

•
During the three months ended March 31, 2020, the effective tax rate included a $14.2 million tax benefit resulting from the rate differential between the prevailing tax rate of 21% during the years that generated net operating losses and the previous tax rate of 35% that was in effect during the years to which such net operating losses were carried back as a result of the enactment of the CARES Act.

•
Changes in fair value of fuel derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, and include the unrealized amounts of fuel derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•
Changes in fair value of foreign currency derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period, including the unrealized amounts of foreign currency derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts.

•	Unrealized loss (gain) on foreign debt is based on fluctuation in exchange rates and the measurement of foreign-denominated debt to our functional currency.

•	The Company recorded the following as special items:

◦	A charge of $20.2 million attributable to the ratification of a collective bargaining agreement with the Association of Flight Attendants in April 2020 related to service prior to January 1, 2020.

◦
A special charge of $106.7 million attributable to goodwill impairment resulting from the decline in the market value of the Company's equity (i.e., share price), and the Company's inability to support the carrying value of goodwill on its financial statements.

•	During the three months ended March 31, 2019, the Company recorded a gain on disposal for Boeing 767-300 aircraft equipment of $1.1 million in conjunction with the retirement of its B767 fleet.

The Company believes that adjusting for the impact of an effective tax rate differential, changes in fair value of fuel derivative contracts and foreign currency derivative contracts, fluctuations in foreign exchange rates, special items, and the sale of aircraft and aircraft equipment helps investors better analyze the Company's operational performance and compare its results to other airlines in the periods presented.

	Three months ended March 31,
	2020		2019
	Net Loss	Diluted Net Loss Per Share	Total	Diluted Per Share
	(in thousands, except per share data)
GAAP Net Income, as reported	$(144,372)	$(3.14)	$36,358	$0.75
Add: CARES Act tax benefit	(14,156)	(0.31)	—	—
Add (deduct): changes in fair value of fuel derivative contracts	3,366	0.07	(3,414)	(0.07)
Add: unrealized loss (gain) on foreign debt	743	0.02	(630)	(0.01)
Add: gain on sale of aircraft and equipment	—	—	(1,097)	(0.02)
Add: unrealized loss (gain) on non-designated fx positions	(812)	(0.02)	—	—
Add: special items	126,904	2.76	—	—
Deduct: tax effect of adjustments	(5,722)	(0.12)	1,337	0.02
Adjusted Net Income (Loss)	$(34,049)	$(0.74)	$32,554	$0.67

	Three months ended March 31,
	2020	2019
	(in thousands)
Income Before Income Taxes, as reported	$(175,188)	$48,959
Add (deduct): changes in fair value of fuel derivative contracts	3,366	(3,414)
Add: unrealized loss (gain) on foreign debt	743	(630)
Add: gain on sale of aircraft and equipment	—	(1,097)
Add: unrealized loss (gain) on non-designated fx positions	(812)	—
Add: special items	126,904	—
Adjusted Income Before Income Taxes	$(44,987)	$43,818

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and non-recurring items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and non-recurring items (if applicable) to measure and monitor its costs.

	Three months ended March 31,
	2020	2019
	(in thousands, except CASM data)
GAAP Operating Expenses	$727,240	$604,075
Less: aircraft fuel, including taxes and delivery	(113,478)	(126,104)
Less: gain on sale of aircraft and equipment	—	1,097
Less: special items	(126,904)	—
Adjusted Operating Expenses	$486,858	$479,068
Available Seat Miles	4,979,529	4,851,921
CASM - GAAP	14.60 ¢	12.45 ¢
Less: aircraft fuel, including taxes and delivery	(2.27)	(2.60)
Less: gain on sale of aircraft and equipment	—	0.02
Less: special items	(2.55)	—
Adjusted CASM	9.78 ¢	9.87 ¢

Pre-tax margin
The Company excludes unrealized losses (gains) from fuel derivative contracts and foreign currency derivative contracts, and non-recurring items from pre-tax margin for the same reasons as described above.

	Three months ended March 31,
	2020	2019
Pre-Tax Margin, as reported	(31.3)%	7.5%
Add: changes in fair value of fuel derivative contracts	0.6	(0.5)
Add: unrealized loss (gain) on foreign debt	0.1	(0.1)
Add: loss (gain) on sale of aircraft and equipment	—	(0.2)
Add: unrealized loss (gain) on non-designated fx positions	(0.1)	—
Add: special items	22.7	—
Adjusted Pre-Tax Margin	(8.0)%	6.7%